Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the accompanying Quarterly Report on Form 10-Q/A of Marlin Business Services Corp. for the quarter ended March 31, 2005 (the “Quarterly Report”), Daniel P. Dyer, as Chief Executive Officer of the Company, and Bruce E. Sickel, as Chief Financial Officer of the Company, each hereby certifies, that pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
(1)	The Quarterly Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Marlin Business Services Corp.
Date:                    December 13, 2005

/s/ Daniel P. Dyer Daniel P. Dyer
Chief Executive Officer

/s/ Bruce E. Sickel Bruce E. Sickel
Chief Financial Officer and
Senior Vice President